EXHIBIT 5.1

May 21, 2004

LSI Logic Corporation
1621 Barber Lane
Milpitas, CA 95035

     Re:   Registration Statement on Form S-8

Ladies and Gentlemen:

     We have examined the Registration Statement on Form S-8 to be filed by you with the Securities and Exchange Commission on or about May 21, 2004 (the “Registration Statement”) in connection with the registration under the Securities Act of 1933, as amended, of (i) 9,000,000 shares of your Common Stock reserved for issuance under the Employee Stock Purchase Plan (the “ESPP”) and (ii) 1,000,000 shares of your Common Stock reserved for issuance under the International Employee Stock Purchase Plan (the “IESPP”). The 9,000,000 shares of Common Stock reserved under the ESPP and the 1,000,000 shares of Common Stock reserved under the IESPP are referred to collectively hereinafter as the “Plan Shares”, and the ESPP and the IESPP are referred to collectively hereinafter as the “Plans”. As your legal counsel, we have examined the proceedings taken and proposed to be taken in connection with the issuance, sale and payment of consideration for the Plan Shares to be issued under the Plans.

     It is our opinion that, when issued and sold in compliance with the applicable prospectus delivery requirements and in the manner referred to in the Plans and pursuant to the agreements that accompany the Plans, and upon completion of the actions being taken or proposed to be taken to permit such transactions to be carried out in accordance with the securities laws of the various states where required, the Plan Shares, when issued and sold in the manner described under the Plans and the agreements that accompany the Plans, will be legally and validly issued, fully paid and non-assessable.

     We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement, including any Prospectus constituting a part thereof, and any amendments or supplements thereto.

Sincerely,

WILSON SONSINI GOODRICH & ROSATI Professional Corporation
/s/ Wilson Sonsini Goodrich & Rosati